Exhibit 99.1

OTI Reports First Quarter 2017 Financial Results

ROSH PINNA, ISRAEL — 05/10/17 — On Track Innovations Ltd. (OTI) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the first quarter ended March 31, 2017.

Q1 2017 Operational Highlights

●	Received purchase orders for thousands of cashless payment solutions for the growing fast food self-serve kiosk market, to be delivered during 2017.

●	Received purchase order for first installment of cashless payment systems sale into Japanese market

●	Enhanced sales organization depth and capabilities with the appointment of Larry Susman as Vice President of Sales

Q1 2017 Financial Details

●	Total quarterly revenue decreased to $4.0 million, a 28% decrease from $5.6 million in the prior quarter and a 12% decrease from $4.6 million in the same year-ago period.

●	Gross profit as a percentage of revenues increased to 55%, a 12% increase over 43% in the prior quarter and an increase of 4% over 51% in the same year-ago period.

●	Operating expenses decreased to $2.9 million, a 13% decrease from $3.4 million in the prior quarter and a 3% decrease from $3.0 million in the same year-ago period.

●	Net cash used in continuing operating activities decreased 43% to $0.7 million compared to $1.2 million in the same year-ago period.

●	Cash, cash equivalents and short-term investments at March 31, 2017 totaled $10.8 million, a decrease of 6% from December 31, 2016 and an increase of 13% from the same year-ago period.

Management Commentary - Shlomi Cohen (OTI CEO)

“We are pleased to report continued growth in our gross margins and an accelerating increase in recurring revenues from telemetry terminal management services. Although our first quarter revenues were down from the same year-ago period, our gross margins increased to 55%, a 12% increase over the prior year’s 43% gross margin. Due to our continued efforts to reduce costs and increase efficiencies, our operating expenses and net cash used in operations continue to decline. For the 2017 full year, we continue to expect that we will present a positive adjusted EBITDA.”

“Strategically, we have successfully established OTI as the leading one-stop-shop cashless solutions provider in our targeted geographic and vertical business markets. This strength and the value we deliver to our customers enable us to grow our recurring revenue business. Key wins during the first quarter include multiple contracts for cashless payment solutions that are being installed in advanced self-checkout kiosks at major fast food chains across the U.S. This is a dynamic and growing market in which we expect to be a major payment solutions provider. Also, in the U.S. we signed several partnering agreements to sell into specific vertical markets in unattended retail.”

“Globally, we received our first purchase order in Japan, part of a 10,000 system purchase over three years. In Europe, we partnered with Hemisphere West to serve the UK vending market, which remains primarily untapped and a clear opportunity for OTI. Our OTI PetroSmart division has been effectively executing on the fueling management and payments opportunities and we are on track to launch our suite of fuel payment solutions including EasyFuelPlus in North America later this year.”

Conference Call

OTI will hold a conference call on Wednesday, May 10th at 9:00 AM EDT to discuss results for the first quarter of 2017.

OTI CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Details

Date: Wednesday, May 10, 2017

Time: 9:00 AM Eastern Daylight Time (EDT)

Toll-Free Dial-In Number: (855) 422-8965

International Dial-In Number: +1 (210) 229-8821

Conference ID: 13474702

The conference call will be broadcast simultaneously and available for replay here and via the investor relations section of the company’s website.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company’s operations since it provides a clearer indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

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ON TRACK INNOVATIONS LTD.

INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(In thousands)

	Three months ended March 31
	2017	2016
	(Unaudited)	(Unaudited)
Net loss	$(865)	$(928)

Net loss from discontinued operations	83	144
Financial expenses, net	71	93
Depreciation	281	308
Taxes on income	31	16

Total EBITDA From continuing operations	$(399)	$(367)

Stock-based compensation	90	27
Total adjusted EBITDA From continuing operations	$(309)	$(340)

About OTI

On Track Innovations Ltd. (OTI) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. OTI’s field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management and mass transit ticketing. OTI markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “think”, “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, we are making forward-looking statements. For example, forward-looking statements include statements regarding our expected Adjusted EBITDA for 2017, our expectations regarding future product launches and growth into new markets, and our expectations regarding our pipeline and opportunities. Because such statements deal with future events and is based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as OTI’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	March 31	December 31
	2017	2016
Assets

Current assets
Cash and cash equivalents	$6,909	$5,952
Short-term investments	3,934	5,585
Trade receivables (net of allowance for doubtful accounts of $720 as of March 31, 2017 and December 31, 2016)	5,232	5,620
Other receivables and prepaid expenses	1,832	1,638
Inventories	3,439	3,069

Total current assets	21,346	21,864

Long-term restricted deposit for employees benefit	479	453

Severance pay deposits	341	322

Property, plant and equipment, net	5,875	5,788

Intangible assets, net	326	278

Total Assets	$28,367	$28,705

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	March 31	December 31
	2017	2016
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$4,482	$4,369
Trade payables	6,540	6,957
Other current liabilities	3,397	2,822

Total current liabilities	14,419	14,148

Long-Term Liabilities
Long-term loans, net of current maturities	1,134	1,215
Accrued severance pay	858	811
Deferred tax liability	416	373
Total long-term liabilities	2,408	2,399

Total Liabilities	16,827	16,547

Commitments and Contingencies

Equity

Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of March 31, 2017 and December 31, 2016; issued: 42,259,743 and 42,243,075 shares as of March 31, 2017 and December 31, 2016, respectively; outstanding: 41,081,044 and 41,064,376 shares as of March 31, 2017, and December 31, 2016, respectively	1,061	1,061
Additional paid-in capital	224,507	224,415
Treasury shares at cost - 1,178,699 shares as of March 31, 2017 and December 31, 2016	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,081)	(1,236)
Accumulated deficit	(210,947)	(210,082)
Total Equity	11,540	12,158

Total Liabilities and Equity	$28,367	$28,705

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended March 31
	2017		2016*
Revenues
Sales		$2,780		$3,362
Licensing and transaction fees		1,240		1,210

Total revenues		4,020		4,572

Cost of revenues
Cost of sales		1,800		2,249
Total cost of revenues		1,800		2,249

Gross profit		2,220		2,323
Operating expenses
Research and development		702		721
Selling and marketing		1,342		1,353
General and administrative		856		924

Total operating expenses		2,900		2,998

Operating loss from continuing operations		(680)		(675)
Financial expenses, net		(71)		(93)

Loss from continuing operations before taxes on income		(751)		(768)

Income tax		(31)		(16)

Net loss from continuing operations		(782)		(784)
Net loss from discontinued operations		(83)		(144)

Net loss		(865)		(928)

Net loss attributable to non-controlling interest		-		63
Net loss attributable to shareholders		$(865)		$(865)
Basic and diluted net loss attributable to shareholders per ordinary share
From continuing operations		$(0.02)		$(0.02)
From discontinued operations	$	**	$	**
		$(0.02)		$(0.02)
Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share		41,079,580		40,874,474

* Reclassified to conform with the current period presentation.

** Less than $0.01 per ordinary share.

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands, except share and per share data)

	Three months ended March 31
	2017	2016*

Cash flows from continuing operating activities
Net loss from continuing operations	$(782)	$(784)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options issued to employees and others	90	27
Accrued interest and linkage differences, net	(26)	(7)
Depreciation	281	308
Deferred tax, net	9	16

Changes in operating assets and liabilities:
Accrued severance pay, net	28	(146)
Decrease (increase) in trade receivables, net	423	(1,341)
(Increase) decrease in other receivables and prepaid expenses	(234)	2
(Increase) decrease in inventories	(343)	346
(Decrease) increase in trade payables	(693)	575
Increase (decrease) in other current liabilities	569	(180)
Net cash used in continuing operating activities	(678)	(1,184)

Cash flows from continuing investing activities
Purchase of property and equipment	(35)	(83)
Change in short-term investments, net	1,651	901
Proceeds from restricted deposit for employee benefits	44	-
Investment in capitalized product costs	(88)	(54)
Net cash provided by continuing investing activities	1,572	764

Cash flows from continuing financing activities
Increase in short-term bank credit, net	112	286
Proceeds from long-term bank loans	-	27
Repayment of long-term bank loans	(222)	(263)
Proceeds from exercise of options and warrants	2	**

Net cash (used in) provided by continuing financing activities	(108)	50

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(68)	(109)
Net cash used in discontinued investing activities	-	(61)
Total net cash used in discontinued operations	(68)	(170)

Effect of exchange rate changes on cash and cash equivalents	239	143

Increase (decrease) in cash and cash equivalents	957	(397)
Cash and cash equivalents at the beginning of the period	5,952	5,450

Cash and cash equivalents at the end of the period	$6,909	$5,053

* Reclassified to conform with the current period presentation.

** Less than $1.

OTI Press Contact
Neil Barr
Director of Marketing
+972-4-686-8004
press@otiglobal.com

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